UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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BEACON FEDERAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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October 9, 2008

Dear Fellow Stockholder:

We cordially invite you to attend a Special Meeting of Stockholders of Beacon Federal Bancorp, Inc., the parent company of Beacon Federal.  The Special Meeting will be held at the DoubleTree Hotel - Syracuse, 6301 State Route 298, East Syracuse, New York, on Monday, November 10, 2008, at 10:00 a.m., local time.

The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted.  The business to be conducted at the Special Meeting is the approval of our 2008 Equity Incentive Plan.

Our Board of Directors has determined that the matters to be considered at the Special Meeting are in the best interests of Beacon Federal Bancorp, Inc. and its stockholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the matters to be considered.

On behalf of the Board of Directors, please take a moment now to cast your vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.  Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Sincerely,
Ross J. Prossner
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

A special meeting of stockholders of Beacon Federal Bancorp, Inc. (the “Company”) will be held at the DoubleTree Hotel - Syracuse, 6301 State Route 298, East Syracuse, New York, on Monday, November 10, 2008, at 10:00 a.m., local time, for the following purposes:

1.	To approve the Company’s 2008 Equity Incentive Plan; and

2.	To transact all other business that properly comes before the meeting.

Only stockholders of record at the close of business on September 29, 2008, will be entitled to notice of and to vote at the special meeting or any adjournment thereof.  Stockholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope.  The principal address of the Company is 5000 Brittonfield Parkway, East Syracuse, New York 13057.

By Order of the Board of Directors,

Darren T. Crossett
Corporate Secretary
October 9, 2008

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

BEACON FEDERAL BANCORP, INC.

5000 Brittonfield Parkway
East Syracuse, New York 13057
(315) 433-0111

PROXY STATEMENT

Our Board of Directors is sending you this proxy statement to ask for your vote as a stockholder of Beacon Federal Bancorp, Inc. (the “Company”) on certain matters to be voted on at a special meeting of stockholders, which will be held at the DoubleTree Hotel - Syracuse, 6301 State Route 298, East Syracuse, New York, on Monday, November 10, 2008, at 10:00 a.m., local time.  We are mailing this proxy statement and the accompanying notice and proxy card to stockholders, on or about October 9, 2008.

ABOUT THE MEETING

What Is the Purpose of the Special Meeting of Stockholders?

The purpose of the special meeting is for stockholders to consider and vote on the Company’s 2008 Equity Incentive Plan, and any other matter that properly comes before the meeting.  We are not aware of any other matter that will be presented for your vote at the meeting.

Why is the Company Implementing an Equity Incentive Plan at this Time?

Most savings institutions implement stock and other management incentive plans after they complete a standard conversion from mutual to stock form.  The Company’s prospectus that was used to offer and sell our common stock in the Company’s October  2007 stock offering, stated that the Company intended to implement one or more stock-based incentive plans after the completion of the stock offering, and the Company is now requesting stockholder approval of the 2008 Equity Incentive Plan. This plan is intended to provide the Company with a means of attracting, retaining and rewarding individuals who contribute to the growth and success of the Company and Beacon Federal, and will help further align the interests of these key individuals with those of our stockholders.

Who Is Entitled to Vote?

Only stockholders of record at the close of business on the record date, September 29, 2008, are entitled to receive notice of and to vote the shares of our common stock that they held on the record date at the special meeting, or any postponement or adjournment of the meeting.  Each outstanding share of common stock entitles its holder as of the record date to cast one vote on each matter to be voted on.  As of the record date, the Company had outstanding 7,396,431 shares of common stock.

What if My Shares Are Held in the Beacon Federal Employee Stock Ownership Plan?

If you are a participant in the Beacon Federal Employee Stock Ownership Plan (the “ESOP”) and you own shares of our common stock through that plan, you have received with this proxy statement a voting instruction form with respect to shares you may vote under that plan.  Although the trustee or administrator for the plan votes all shares of our common stock held by the plan, each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account.  Voting instructions must be provided to the trustee or administrator by November 3, 2008 to be effective.  If you own shares of our common stock through either of this plan and do not provide voting instructions to the trustee or administrator by November 3, 2008, the trustee or administrator will vote the shares of common stock in accordance with the terms of the plan, which provide that the trustee or administrator will vote any shares of our common stock for which it has received no voting instructions in the same proportions as it votes the shares of our common stock for which it has received instructions from plan participants.  You may also revoke previously given voting instructions prior to November 3, 2008 by filing with the trustee or administrator either written notice of revocation or a properly completed voting instruction form bearing a later date.

Who Can Attend the Meeting?

Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear in the Company’s records, and you will need to bring to the special meeting a copy of your brokerage statement reflecting your ownership of shares of our common stock as of the record date in order to be admitted.

When and Where Is the Meeting?

The meeting will be held at the DoubleTree Hotel - Syracuse, 6301 State Route 298, East Syracuse, New York, on Monday, November 10, 2008, at 10:00 a.m., local time.

What Constitutes a Quorum?

The presence at the meeting, either in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will represent a quorum, permitting the conduct of business at the meeting.  Proxies received by the Company but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.

What Vote is Required to Approve the Proposal, Assuming that a Quorum Is Present at the Special Meeting of Stockholders?

Proposal: Approval of the Company’s 2008 Equity Incentive Plan.  The Company’s 2008 Equity Incentive Plan must be approved by a majority of the votes cast at the meeting, in person or by proxy.  For purposes of the vote required, abstentions and broker non-votes are not considered votes cast.

How Do I Vote?

You may cast your vote in person at the meeting or you may mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.  If you return a signed and dated proxy card, but do not indicate how your shares of our common stock should be voted, the shares of common stock represented by your proxy will be voted in favor of the Proposal.

If you own common stock through a broker or other nominee, in order to vote your shares at the meeting, you must obtain a “legal proxy” from the broker or other nominee that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy.

Will My Shares Be Voted if I Do Not Provide Instructions to My Broker?

If you are the beneficial owner of shares held in “street name” by a broker or other nominee, the broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions.  If you do not provide your broker or other nominee instructions as to how your shares are to be voted, your broker or other nominee will not be able to vote your shares with respect to the approval of the Company’s 2008 Equity Incentive Plan, and your shares will not be voted with respect to this matter.  We urge you to provide instructions to your broker or nominee so that your vote may be counted on this important matter.  You should vote your shares by following the instructions provided on the enclosed proxy card and return the proxy card to your broker or other nominee in a timely manner to ensure that your shares are voted on your behalf.

May I Revoke My Proxy or Change My Vote?

You may revoke or change your vote at any time before your shares have been voted by your proxy holder at the special meeting, by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company at the Company’s principal address indicated on the attached Notice of Special Meeting of Stockholders, by submitting another timely, later-dated vote by giving notice of revocation to the Company at the special meeting of stockholders.  However, your presence at the special meeting of stockholders alone will not be sufficient to revoke your previously granted proxy or vote.

How Will the Proxy Solicitation Be Conducted?

This solicitation of proxies is made by and on behalf of our Board of Directors.  The cost of the solicitation of your proxy will be borne by the Company.  In addition to solicitation of proxies by mail, officers and employees of the Company may solicit proxies in person, by telephone or facsimile.  These officers and employees will not receive any additional compensation for their participation in the solicitation process.  We have retained Regan & Associates, Inc. (“Regan”) to assist us in the solicitation of proxies, and will pay fees estimated to be approximately $12,000 plus reimbursement of out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership of the shares of our common stock as of September 29, 2008 (unless otherwise noted), by: (a) the Company’s named executive officers (as disclosed in the Company’s proxy statement for its 2008 annual meeting of stockholders); (b) the Company’s directors; (c) each other person (and such person’s address) who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of common stock (based on information filed with the SEC); and (d) the Company’s executive officers and directors as a group.  The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all shares of our common stock set forth opposite their respective names.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Class

Tyndall Capital Partners, L.P. 599 Lexington Avenue Suite 4100 New York, New York 10022	492,950	(2)	6.7%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	732,200	(3)	9.9%

Beacon Federal Employee Stock Ownership Plan Trust 5000 Brittonfield Parkway East Syracuse, New York 13057	591,714		8.0%

Ross J. Prossner	42,763	(4)	*
Edward H. Butler	25,000	(5)	*
John W. Altmeyer	40,000	(6)	*
Thomas Driscoll	20,000	(7)	*
Timothy P. Ahern	20,000	(8)	*
Robert J. Berger	25,000	(9)	*
David R. Hill	25,000	(10)	*
Darren T. Crossett	41,989	(11)	*
J. David Hammond	22,030	(12)	*
All Directors and Executive Officers as a Group (11 persons)	326,975	(13)	4.4%

* Less than 1%.
(1)	Addresses have been provided only for those individuals having a 5% or greater beneficial ownership interest.
(2)	Based on Form 13F filed on August 14, 2008.
(3)	Based on Form 13F filed on August 14, 2008.
(4)
Includes 19,674 shares of common stock held in Mr. Prossner’s 401(k) plan account, 10,000 shares of common stock held in Mr. Prossner’s individual retirement account, 6,700 shares of common stock held by Mr. Prossner as custodian for his children, 3,300 shares of common stock held by Mr. Prossner’s child and 2,089 allocated ESOP shares.

(5)	Includes 25,000 shares of common stock held in Mr. Butler’s individual retirement account.
(6)	Includes 10,000 shares of common stock held by Mr. Altmeyer’s spouse.
(7)	Includes 20,000 shares of common stock held in Mr. Driscoll’s individual retirement account.
(8)	Includes 10,000 shares of common stock held in Mr. Ahern’s individual retirement account.
(9)	Includes 25,000 shares of common stock held in Mr. Berger’s individual retirement account.
(10)	Includes 25,000 shares of common stock held in Mr. Hill’s individual retirement account.
(11)	Includes 14,900 shares of common stock held in Mr. Crossett’s 401(k) plan account, 15,000 shares of common stock held by Mr. Crossett’s children and 2,089 allocated ESOP shares.
(12)	Includes 19,867 shares of common stock held in Mr. Hammond’s 401(k) plan account and 2,162 allocated ESOP shares.
(13)
Includes 7,999 shares of common stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 532,543 shares of common stock (representing 7.2% of the shares of common stock outstanding as of the Record Date) owned by the ESOP for the benefit of the employees of the Company and the Bank.  Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

EXECUTIVE COMPENSATION

Compensation for the Named Executive Officers in 2007

Chief Executive Officer Compensation.  In December 2006, the Compensation Committee recommended, and the independent members of the Board approved, an increase of 14.6% in the base salary of Mr. Prossner, our President and Chief Executive Officer, resulting in a new annual base salary of $180,000.  In 2007, the Compensation Committee awarded cash incentives to Mr. Prossner under the cash incentive plan in the amount of $91,000, representing 50.6% of base salary.

Compensation of Our Other Named Executive Officers.  The base salaries of Messrs. Crossett and Hammond in 2007 were $125,000 and $105,240, respectively, representing increases of 15.6% and 4.0%, respectively, from 2006.  For 2007, Messrs. Crossett and Hammond received cash awards of $73,000 and $73,000, respectively, representing 58.4% and  69.4% of their base salary.

Executive Compensation

The following table sets forth for the fiscal years ended December 31, 2007 and 2006, certain information as to the total compensation paid by the Company to Ross J. Prossner, its principal executive officer, as well as to the two most highly compensated executive officers of the Company who received total compensation exceeding $100,000 for the 2007 and 2006 fiscal year.  Each of the individuals listed in the table below is referred to as a Named Executive Officer.  The “Stock awards” and “Option awards” columns have been omitted from the Summary Compensation Table because no listed individual earned any compensation during the years ended December 31, 2007 or 2006 of a type required to be disclosed in those columns.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation (2)	Total

Ross J. Prossner,	2007	$180,000	$91,000	—	—	$23,554	$294,554
President and Chief Executive Officer	2006	$157,107	$125,000			$45,884	$327,991

Darren T. Crossett,	2007	$125,000	$73,000	—	—	$19,379	$217,379
Senior Vice President and Chief Operating Officer	2006	$108,160	$100,000			$33,023	$241,183

J. David Hammond,	2007	$105,240	$73,000	—	—	$9,061	$187,301
Senior Vice President, Chief Lending Officer	2006	$101,192	$100,000			$24,539	$225,731

(1)	Reflects bonus earned under the annual cash incentive plan. The bonus was paid in the first quarter of the following year.
(2)
Includes employer matching and forefeiture contributions under Beacon Federal’s 401(k) Plan for the Named Executive Officers ($8,609, $8,609 and $7,873 for Messrs. Prossner, Crossett and Hammond, respectively.)  Also includes income imputed on group term life insurance in excess of $50,000 per employee ($774, $270 and $1,188 for Messrs. Prossner, Crossett and Hammond, respectively).  Includes perquisites of $14,171 for Mr. Prossner consisting of premiums on a life insurance policy, imputed income for personal use of a Company-owned automobile and club dues. Includes perquisites of $10,500 for Mr. Crossett consisting of an auto allowance and club dues.  Perquisites are not included for the other Named Executive Officer as they represented less than $10,000 of compensation.  Medical, life and disability insurance premiums paid on behalf of Named Executive Officers under plans available to all Beacon Federal employees are not included in the table.

Benefit Plans

Employment Agreements. Effective October 1, 2007, Beacon Federal entered into employment agreements with each of Messrs. Prossner, Crossett and Hammond.  The agreement with Mr. Prossner has an initial term of three years.  The agreements with Messrs. Crossett and Hammond have initial terms of two years.  Unless notice of non-renewal is provided, the agreements with Messrs. Prossner, Crossett and Hammond renew annually.  Under the agreements, the initial base salaries for Messrs. Prossner, Crossett and Hammond are $180,000, $125,000 and $105,240, respectively.  Base salaries will be reviewed at least annually and may be increased, but not decreased (except for a decrease that is generally applicable to all employees).  In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee fringe benefit plans applicable to executive employees and use of an automobile.

The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.  In addition, the executive is not entitled to any additional benefits under the employment agreement upon retirement at age 65.  Should the executive become disabled, Beacon Federal would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive.  In the event the executive dies while employed by Beacon Federal, the executive’s estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of non-taxable medical, dental and other insurance benefits for one year after the executive’s death.

Each of the executives is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances.  In the event the executive’s employment is terminated for reasons other than for cause, disability, death or retirement, or in the event the executive resigns within 30 days following (1) the failure to appoint the executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause executive’s position to become one of lesser responsibility, importance or scope (to which the executive has not agreed in writing), (3) the relocation of executive’s principal place of employment to a location that is more than 50 miles from the location of the Bank’s principal executive offices as of the date of the agreement, (4) a material reduction in benefits and perquisites including base salary (except for any Bank-wide or officer-wide reduction), (5) the liquidation or dissolution of Beacon Federal, or (6) a material breach of the employment agreement by Beacon Federal (a “good reason”), the executive would be entitled to a severance payment.  In the case of Mr. Prossner, the severance payment equals three times the sum of his highest annual base salary and the highest rate of bonus awarded to him during the prior three years, payable in a lump sum.  In the case of Messrs. Crossett and Hammond, the severance payment equals two times the sum of his highest annual base salary and the highest rate of bonus awarded to him during the prior two years, payable in a lump sum.  In addition, the executive would be entitled, at Beacon Federal’s sole expense, to the continuation of life and non-taxable medical and dental coverage as part of his severance benefits.  Such coverage would continue for 36 months in the case of Mr. Prossner and for 24 months for all other executives.  In the event of a change-in-control, Mr. Prossner would be entitled a lump sum cash payment equal to three times the sum of his highest annual rate of base salary paid at any time under the employment agreement and his highest bonus paid with respect to the prior three years, and Messrs. Crossett and Hammond would be entitled to a lump sum cash payment equal to two times the sum of his highest annual rate of base salary paid at any time under the employment agreement and his highest bonus paid with respect to the prior two years.  If the executive’s employment is terminated following a change-in-control, he would also receive, at Beacon Federal’s expense, continuation of life and non-taxable medical and dental coverage following his termination of employment for 36 months (in the case of Mr. Prossner) or for 24 months (in the case of Messrs. Crossett and Hammond). In the event that the severance payments under the employment agreement were triggered, as of December 31, 2007, the value of severance benefits would have been approximately $969,278 for Mr. Prossner; $474,212 for Mr. Crossett; and $429,584 for Mr. Hammond.  In the event that the change-in-control payments under the employment agreement were triggered without termination of the executive’s employment, as of December 31, 2007, the value of the payments would have been approximately $915,000 for Mr. Prossner; $450,000 for Mr. Crossett; and $410,480 for Mr. Hammond.

Upon termination of the executive’s employment, the executive agrees not to compete with Beacon Federal for one year following termination of employment within the same geographic locations where Beacon Federal or its affiliates has material business interests.  Upon termination, the executive agrees not to solicit any Beacon Federal employee to terminate his or her employment with Beacon Federal and accept employment with a business that competes with Beacon Federal or any holding company of Beacon Federal or its subsidiaries or affiliates, or has offices within 50 miles of any location of Beacon Federal or any holding company of Beacon Federal or within 50 miles of any location for which Beacon Federal or any holding company of Beacon Federal has filed an application for regulatory approval to establish an office.

Each of the employment agreements also provides for an automatic reduction in the amount of any payments made in connection with a change-in-control that would otherwise constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code.  The total payment owed to the executive upon a change-in-control will be reduced to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Code Section 280G.

Change-in-Control Agreements.  Beacon Federal has entered into change-in-control agreements with seven officers who are not otherwise entering into employment agreements, which provide certain benefits in the event of a termination of employment following a change-in-control of the Company or Beacon Federal.  Each of the change-in-control agreements provides for a term of one year.  Commencing on each anniversary date, the agreements will be renewed for an additional year, subject to notice of non-renewal.  The change-in-control agreements enable Beacon Federal to offer to designated officers certain protections against termination without cause in the event of a change-in-control (as defined in the agreements).  Such protections are frequently offered by other financial institutions, and Beacon Federal may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections.

Following a change-in-control of the Company or Beacon Federal, an officer is entitled under the agreement to a payment if, during the term of the agreement following the change-in-control, the officer’s employment is involuntarily terminated, other than for cause, or if the officer voluntarily terminates employment as a result of a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that either Beacon Federal or the Company is merged into another entity in connection with a change-in-control and will not operate as a stand-alone, independent entity), reduction in his annual compensation or benefits, or relocation of his or her principal place of employment by more than 50 miles from its location immediately prior to the change-in-control.  In the event an executive who is a party to a change-in-control agreement is entitled to receive a payment pursuant to the change-in-control agreement, he will receive a cash payment equal to 1.0 times his or her highest rate of base salary and the highest rate of bonus awarded to the executive during the fiscal year prior to the change-in-control, payable in a lump sum within 30 days after his termination of employment; provided, however, that if the executive is a “specified employee” as defined in Internal Revenue Code Section 409A, then such payment will be made on the first day of the seventh full month following the executive’s termination of employment.  In addition to the cash payment, each covered officer is entitled to receive life and non-taxable medical and dental coverage for a period of one year from the date of termination.  Notwithstanding any provision to the contrary in the change-in-control agreement, payments under the change-in-control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Potential Payments to Named Executive Officers.  The following table shows as of December 31, 2007, in all cases, potential payments that would be payable to the Named Executive Officers under their respective employment agreements following a termination of employment or a change in control of the Company.

	Voluntary Resignation	Involuntary Termination or Resignation for Good Reason	Involuntary Termination after Change in Control	Disability	Death
Ross J. Prossner
Employment Agreement	$—	$969,278	$969,278	$157,673	$191,758

Darren T. Crossett
Employment Agreement	$—	$474,212	$474,212	$96,686	$136,758

J. David Hammond
Employment Agreement	$—	$429,584	$429,584	$78,800	$114,444

Annual Cash Incentive Plan.  Beacon Federal maintains an annual cash incentive plan for each employee who was employed at any time during the current year and who was actively employed at the time the payout is made.    In order to receive a bonus payment under the plan, the employee must have received at least a “satisfactory” overall rating on his or her annual performance review.   The bonus amount is determined based on Company-wide goals.  The Company-wide goal is based on Beacon Federal’s annual net income before taxes meeting the established threshold level, as recommended to the Compensation Committee and the Board of Directors by senior management.  The Company-wide  goals are set by the disinterested members of the Board of Directors in the fourth quarter of the year before the year in which the performance is measured.  Generally, in order for any bonus payments to be made under the plan, the Company-wide goal is required to meet or exceed 80% of the threshold performance.  However, in the event that the threshold performance is not achieved, the Compensation Committee has discretion to reward incremental progress.  The amount of the bonus for salaried employees is determined as a percentage of the employee’s base salary.  At the January meeting of the Board of Directors following the close of the performance year, the Board determines whether the Company-wide goals have been attained.  Bonuses (if any) are paid in the first non-payroll period in February following the close of the performance year.

401(k) Plan.  Beacon Federal maintains a tax-qualified defined contribution plan for all employees of Beacon Federal who have attained age 18 and have performed one month of eligibility service.  Employees who satisfy the eligibility requirements will automatically be enrolled in the 401(k) Plan unless they elect otherwise at the time of hiring by Beacon Federal.  Participants in the 401(k) Plan may contribute up to 75% of their annual compensation to the plan on a pre-tax basis each year, subject to the limitations of the Internal Revenue Code (for 2007, the limit is $15,500, exclusive of any catch-up contributions).   Participants will have the option to designate all or any part of their contributions to the plan as Roth 401(k) deferrals which will have different tax implications under the Internal Revenue Code.  Beacon Federal matches 60% of a participant’s contributions, up to 6% of the participant’s compensation.  Each year, Beacon Federal may decide, in its discretion, to make a discretionary employer contribution on behalf of active participants.  Employer discretionary contributions, if any, and matching contributions become vested at the rate of 20% per year of vesting service.  In connection with the offering, the 401(k) Plan permitted participants to invest their account balances in shares of the Company in the stock offering through an employer stock fund established in the Plan.

Supplemental Executive Retirement Plan.  Effective January 1, 2008, Beacon Federal adopted a Supplemental Executive Retirement Plan (the “Plan”) for the purpose of providing additional retirement benefits to certain members of Beacon Federal’s senior management who have contributed significantly to the success and growth of Beacon Federal and whose services are vital to Beacon Federal’s continued growth and success. The Compensation Committee of Beacon Federal will administer the Plan and will, from time to time, designate participants in the Plan.

The Plan is a nonqualified deferred compensation plan, where Beacon Federal accrues amounts annually in order to fund a future stream of retirement payments for each participant.  The benefits provided under the Plan are not based on any salary reduction by the participants.  Beacon Federal will establish an accrued liability reserve account for the benefit of each participant into which appropriate reserves will be accrued for the participant until the participant has attained normal retirement age. Any asset used or acquired by Beacon Federal (including insurance policies) in connection with the liabilities it has assumed under the Plan will not be deemed to be held under any trust for the benefit of any participant or his or her beneficiaries. It will be a general, unpledged, and unrestricted asset of Beacon Federal.

Pursuant to the Plan, each participant will be entitled to a personalized retirement benefit, generally based upon a percentage of his annual salary. Each participant will become vested in his Plan benefits at the rate of 20% per year (and become fully vested on death or disability). Upon a participant’s separation from service (i) on or after his normal retirement age, (ii) involuntarily (except for cause) prior to his normal retirement age, or (iii) voluntarily for “good reason” (as defined in the Plan), Beacon Federal will begin paying the Participant’s retirement benefit in monthly installments starting on the first day of the second calendar month immediately following the participant’s separation from service and continuing for the participant’s lifetime; provided, however, that in the event the participant dies before receiving 180 monthly installments (i.e., 15 years of retirement benefits), Beacon Federal will pay the present value of the remainder of such payments to the participant’s beneficiary as a lump sum no later than the first day of the second calendar month following the participant’s date of death.  However, in the event the participant is a “Specified Employee” (as defined in Section 409A of the Internal Revenue Code), then, to the extent necessary to avoid penalties, no payment will be made to the participant prior to the first day of the seventh month following his separation from service.

If a participant becomes disabled before reaching his normal retirement age, he will be entitled to a lump sum payment of his vested accrued balance, determined as of the date the participant became disabled.  If a participant dies before reaching his normal retirement age, his beneficiaries will be entitled to a lump sum payment equal to the participant’s highest base salary during the current year or any of the previous three years, including compensation deferred at his election. In the event of voluntary separation from service prior to normal retirement age, he will be entitled to a lump sum payment of his vested accrued balance. If his employment is terminated for cause, he will forfeit all benefits under the Plan.

In the event that the aggregate payments or benefits to be made to the participant in the event of a change in control of Beacon Federal or the Company would be deemed to include an “excess parachute payment” as defined in the Internal Revenue Code, then at the election of the participant, (i) such payments or benefits will be payable or provided to the participant over the minimum period necessary to reduce the present value of such payments or benefits to an amount that is one dollar ($1.00) less than three times the participant’s “base amount,” or (ii) the payments or benefits to be provided under the Plan will be reduced to the extent necessary to avoid treatment as an excess parachute payment, with the allocation of the reduction among such payments and benefits to be determined by the participant.

The Committee has designated Ross J. Prossner, President and Chief Executive Officer of the Company and Beacon Federal, a participant in the Plan. Under Mr. Prossner’s benefits schedule, he is entitled to an annual benefit equal to 40% of his annual compensation, payable for the remainder of his lifetime, with a guaranteed payment of 180 monthly payments, provided, however, that if he dies before receiving all monthly payments, his beneficiary will be paid the present value of the remaining payments in a lump sum.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust.  Beacon Federal implemented an employee stock ownership plan in connection with the Company’s 2007 stock offering.  As part of the stock offering, the employee stock ownership plan trust borrowed funds from the Company and used those funds to purchase 591,714 shares, representing 8% of the common stock issued.  The collateral for the loan is the common stock purchased by the employee stock ownership plan.  The loan will be repaid principally from discretionary contributions by Beacon Federal to the employee stock ownership plan over a period of up to 20 years.  The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments.  The interest rate on the loan equals the prime interest rate at the closing of the stock offering, and will adjust annually at the beginning of each calendar year.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Shares released from the suspense account will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will vest at the rate of 20% per year, and become fully vested upon completion of five years of service. Credit will be given for vesting purposes to participants for years of service with Beacon Federal, Beacon Comprehensive Services Corp. and Marcy Federal Credit Union prior to the adoption of the plan, up to five years.  A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits will be payable in a lump sum, in the form of common stock and, to the extent the participant’s account contains cash, benefits will be paid in cash, unless the participant elects to receive his entire vested interest in the form of stock. Beacon Federal’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.  In the event of a change in control, the employee stock ownership plan will terminate.

Excess Benefit Plan.  We intend to adopt a nonqualified deferred compensation plan that is intended to provide supplemental benefits to a select group of management or highly compensated employees whose benefits are curtailed under the tax-qualified 401(k) profit sharing plan and ESOP, due to limits imposed by the Internal Revenue Code on total compensation taken into account under those plans and on total annual contributions that may be made to those plans.  Each year, plan participants will be credited with an amount equal to the value of the mandatory reductions in their employer-provided profit sharing contributions, ESOP allocations or employee deferrals under the tax-qualified retirement plans.  Such amounts generally will be invested in the same manner as the investments in the tax-qualified retirement plans.  Plan benefits will be distributed as a cash lump sum within 90 days after the participant’s separation from service.  However, distributions to “specified employees” (as defined in Section 409A of the Internal Revenue Code) will not be made until the first day of the seventh month following his or her separation from service.  If a participant dies before receiving a distribution from the plan, his or her beneficiary will receive a lump sum payment within 90 days after the participant’s death.  All amounts credited to participants under the plan remain subject to the claims of the general creditors of Beacon Federal until such amounts are distributed to the participant.

Pension Benefits.  None of the individuals listed in the Summary Compensation Table had accumulated pension benefits either at or during the year ended December 31, 2007.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2007 certain information as to the total remuneration we paid to our directors other than Mr. Prossner.  Compensation paid to Mr. Prossner for his services as a director is included in “Executive Compensation—Summary Compensation Table.”  The “Stock awards” and “Option awards” columns have been omitted from the table because no director earned any compensation during the year ended December 31, 2007 of a type required to be disclosed in those columns.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2007
Name	Fees earned or paid in cash ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Timothy P. Ahern	$15,492	—	—	—	$15,492
John W. Altmeyer	$12,996	—	—	—	$12,996
Robert Berger	$14,664	—	—	—	$14,664
Edward H. Butler	$15,480	—	—	—	$15,480
Thomas Driscoll	$14,810	—	—	—	$14,810
David R. Hill	$15,854	—	—	—	$15,854

Directors’ Compensation

Director Fees.  Each of the individuals who serves as a director of the Company also serves as a director of Beacon Federal and earns director and committee fees in that capacity.  Each non-employee director is paid an annual retainer of $11,440 for service as a director plus $260 for each Committee meeting.  The Chairman of the Audit Committee, currently Mr. Butler, is paid $416 as an annual retainer.  The Chairman of the Board, Mr. Ahern, is paid an annual retainer of $2,496 and $260 for each Committee meeting.  The Chairman of the Asset-Liability Management Committee, Mr. Berger, is paid an annual retainer of $624.

Option Grants and Outstanding Equity Awards at Fiscal Year-End

The Company did not have any stock-based benefit plans in 2007 that provided for grants of stock options and awards of shares of common stock, but is proposing that stockholders adopt such a plan at the special meeting.  See “Proposal One—Approval of the Company’s 2008 Equity Incentive Plan.”

PROPOSAL ONE:  APPROVAL OF THE COMPANY’S 2008 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Beacon Federal Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of the Company and Beacon Federal, with additional incentives to promote the long-term financial success of the Company and Beacon Federal.  The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

Why We Are Asking for Stockholder Approval

We are asking our stockholders to approve the Equity Incentive Plan so that we may be able to grant stock-based compensation to our employees, officers and directors.  The Equity Incentive Plan would permit the grant of stock options, stock appreciation rights and restricted stock awards.  Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program containing features that are linked to the performance of our common stock.

As a NASDAQ Stock Market listed company, we are required to obtain the approval of our stockholders before implementing an equity compensation plan such as the Equity Incentive Plan.  For this purpose, the Equity Incentive Plan must be approved by (i) a majority of the votes cast at the special meeting.  Stockholder approval will also enable us to deduct the expense of certain awards for federal income tax purposes and will exempt the awards from the short-swing profit trading rules of Section 16(b) of the Exchange Act.

General

Following its approval by stockholders, the Equity Incentive Plan will remain in effect as long as any awards granted under the plan are outstanding; provided, however, that no awards may be granted under the plan after the ten year anniversary of its effective date.  Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance of up to 1,035,500 shares of Company common stock pursuant to grants of incentive and non-qualified stock options, stock appreciation rights and restricted stock awards.  Up to 739,643 shares (representing 10% of the shares of common stock issued in our 2007 initial public offering) may be delivered pursuant to grants of stock options (all of which may be incentive stock options) and/or stock appreciation rights, and up to 295,857 shares (representing 4% of the shares of common stock issued in our initial public offering) may be issued as restricted stock awards.

Administration

The Equity Incentive Plan will be administered by the members of the Compensation Committee (the “Committee”) of the Company, which will consist of not less than three disinterested board members who are not current or former employees or officers of the Company and do not receive remuneration from the Company in any capacity other than as a director, except for compensation in an amount for which disclosure would not be required under SEC disclosure rules.  The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan.  The Equity Incentive Plan also permits the Committee to (i) delegate to one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code, the Committee’s power to grant awards under the plan to persons who are not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” the authority to grant awards to eligible persons who are not subject to Section 16 of the Exchange Act.

Eligibility

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.  As of September 29, 2008, there were five executive officers, 122 non-executive officer/non-director employees and six directors who were not executive officers eligible to be selected for participation in the Equity Incentive Plan.

Limitations on Awards Under the Equity Incentive Plan

The Committee may, in its discretion, grant any or all of the types of awards described in the Equity Incentive Plan to eligible participants.  The Committee will, in its discretion, determine the types of awards made and establish other terms and conditions applicable to the award.  Each award granted under the Equity Incentive Plan shall be evidenced by an award agreement approved by the Committee, which sets forth the terms and conditions of the award, including vesting and specific performance goals or measures established in connection with each award.  In setting terms and conditions, the Committee must observe the following restrictions:

●
Stock options or stock appreciation rights for no more than 184,911 shares of common stock (25% of the shares available for stock options or stock appreciation rights under the Plan) may be granted to any one participant during any calendar year.  For these purposes, if a stock option is granted in tandem with a stock appreciation right such that the exercise of one cancels the other, the tandem stock option and stock appreciation right will be counted as being granted for one share of Company common stock.

●	Restricted stock awards for no more than 73,964 shares of common stock (25% of the shares available for restricted stock awards) may be granted to any one participant during any calendar year.

Types of Awards

The Committee may determine the type of award and the terms and conditions of each award under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  The following types of awards may be granted under the Equity Incentive Plan:

Stock Options.  A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.  Fair market value for purposes of the Equity Incentive Plan means the final sales price of the Company’s common stock as reported on the NASDAQ Stock Market on the date in question, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity.  The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Code, if it cannot be determined in the manner described above.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Code.  Only employees are eligible to receive incentive stock options.  Outside directors may only receive non-qualified stock options under the Equity Incentive Plan.  Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination of the foregoing.  The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment in cash, Company common stock, or a combination thereof, in an amount equal to the excess of the fair market value of a share of Company common stock on the date of exercise of the stock appreciation right over the fair market value of the common stock on the date of grant of the stock appreciation right.  The total number of shares that may be acquired upon the exercise of a stock appreciation right will be rounded down to the nearest whole share.

The Committee may grant either tandem or stand-alone stock appreciation rights.  Tandem stock appreciation rights are granted in tandem with and are exercisable on the same conditions as the related stock option that is granted simultaneously.  The exercise of a tandem stock appreciation right cancels the related stock option and the exercise of the related stock option cancels the tandem stock appreciation right.

Restricted Stock.  A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law.  Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement.  Prior to their vesting, unless otherwise determined by the Committee, the recipient of restricted stock may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Performance-Based Awards

The Committee is authorized to grant awards, the vesting of which is subject to the satisfaction of performance-based conditions.  The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee:

(a)	basic earnings per share;
(b)	basic cash earnings per share;
(c)	diluted earnings per share;
(d)	diluted cash earnings per share;
(e)	net income;
(f)	cash earnings;
(g)	net interest income;
(h)	non-interest income;
(i)	general and administrative expense to average assets ratio;
(j)	cash general and administrative expense to average assets ratio;
(k)	efficiency ratio;
(l)	cash efficiency ratio;
(m)	return on average assets;
(n)	cash return on average assets;
(o)	return on average stockholders' equity;
(p)	cash return on average stockholders' equity;
(q)	return on average tangible stockholders' equity;
(r)	cash return on average tangible stockholders' equity;
(s)	core earnings;
(t)	operating income;
(u)	operating efficiency ratio;
(v)	net interest rate spread or net interest rate margin;
(w)	growth in assets, loans, or deposits;
(x)	loan production volume;
(y)	non-performing loans;
(z)	cash flow;
(aa)
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(bb)	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries and/or affiliates or any business unit of the Company, a subsidiary and/or an affiliate, or any combination thereof as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies, or published or special market indices that the Committee, in its sole discretion, deems appropriate.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

In certain circumstances, the Committee may adjust performance measures.  However, no adjustment may be made with respect to an award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the participant in an amount determined by the Committee.

Attainment of the performance goals will generally be measured over a performance period of at least one year specified by the Committee when the award is made.  The Committee will determine in its discretion whether an award recipient has attained the applicable performance goals, and the Committee will certify in writing if the goals have been satisfied.  If the performance goals relating to an award are not satisfied during the performance period, the award will be forfeited.  If the performance goals and any service-based vesting schedule relating to a performance award are satisfied, the award will be distributed.

Vesting of Awards

The vesting date of performance-based awards is the date on which all the performance measures are attained and the performance period is concluded.  Any unvested performance-based awards for which the performance measures are not satisfied will be forfeited without consideration. If the right to become vested in an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in the award agreement.  Unless otherwise specified in the award agreement, service as a director emeritus or advisory director will constitute service for the purpose of vesting.

The Committee shall establish the effect of termination of service on the continuation of rights and benefits available under the Equity Incentive Plan and, in so doing, may make distinctions based on the cause of termination of service and the type of award.  Unless otherwise provided in an award agreement, all awards to an officer, director or service provider shall vest immediately upon the participant’s death, disability or retirement, provided, however, that any awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (other than a stock option or stock appreciation right) will not vest immediately upon retirement.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, retirement, death or termination for cause, then (i) any stock options and stock appreciation rights shall be exercisable only as to those awards that were vested on the date of termination of service and only for a period of three months following termination, and (ii) any restricted stock awards that have not vested as of the date of termination of service shall expire and be forfeited.

In the event of termination for cause, any awards that have not vested, or have vested but have not been exercised (in the case of stock options and stock appreciation rights) shall expire and shall be forfeited.

Upon termination of service due to death or disability, all stock options and stock appreciation rights shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all restricted stock awards shall become fully vested at the date of termination of service.  Stock options and stock appreciation rights may be exercised for a period of one year following such termination of service.  Under the Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of termination of service.

Unless otherwise provided in an award agreement, upon termination of service due to retirement, all stock options and stock appreciation rights shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable.  Unless otherwise provided in an award agreement, all other awards, except performance-based awards subject to Section 162(m) of the Internal Revenue Code, shall become fully vested on retirement.

Change in Control.   Unless otherwise provided in an award agreement, upon the occurrence of an involuntary termination of employment (or, as to a director, termination of service as a director) following a “change in control” of the Company (as defined in the Equity Incentive Plan), all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested.

In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Amendment and Termination

The Board of Directors may, as permitted by law, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, other than as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provisions of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan without approval of stockholders. Notwithstanding the foregoing, the Board may amend the Equity Incentive Plan at any time, retroactively or otherwise, and without stockholder approval, to ensure that the Equity Incentive Plan complies with current or future law, and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Code, and its applicable regulations and guidance.

Prohibition Against Option Repricing.  Neither the Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted.

Non-Transferability.  Except as otherwise so provided by the Committee, incentive stock options are not transferable except by will or by the laws intestate succession, to a trust established by the participant, or between spouses incident to a divorce or pursuant to a domestic relations order.  The Committee shall have the discretion to permit the transfer of non-qualified stock options and stock appreciation rights (other than those granted in tandem with incentive stock options) under the plan, provided that such transfers shall be limited to immediate family members, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided further that such transfers are not made for consideration to the participant.  Restricted stock awards shall not be transferable prior to the time that such awards vest.

The Committee may use shares of stock available under the Equity Incentive Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plan of any entity acquired by the Company or a subsidiary.

Accounting Treatment.

Under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options, stock appreciation rights, stock awards and other equity-based compensation.

United States Income Tax Considerations

The following is a summary of the United States federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.  This is a summary only and participants should consult with their personal tax advisors regarding the tax treatment of any awards under the plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant.  The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code, or if exercised by the participant’s heir or beneficiary).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of grant of the incentive stock option and within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as long-term capital gain.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. A participant who has been granted restricted stock will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for United States income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding tax deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restricted period, if so provided, will also be compensation income to the participant and the Company generally will be entitled to a corresponding tax deduction.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant and the Company generally will be entitled to a corresponding tax deduction.

Deduction Limits.  Section 162(m) of the Code generally limits the Company’s ability to deduct compensation in excess of $1.0 million per year for our chief executive officer and the other most highly compensated executives (excluding our chief financial officer) named in our summary compensation table (“covered employees”).  Restricted stock awards, other than performance-based restricted stock awards and other awards that are not subject to performance goals may be subject to this deduction limit if the amount of the value of the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million.  “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the Company.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Awards that are subject to performance goals that provide for accelerated vesting upon retirement or involuntary termination (other than due to death or disability) will not be considered performance-based compensation under Section 162(m) of the Code.  Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit of Section 162(m) of the Code (although compensation actually paid on account of those events prior to the attainment of the performance goal would not be considered performance-based compensation).  Accordingly, if such awards are not exempt from Section 162(m) of the Code, income recognized on such awards by a covered employee will be subject to the $1.0 million deduction limit on compensation.

The Equity Incentive Plan is designed so that stock options, stock appreciation rights and performance-based restricted stock awards may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit.  We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards.  However, the Committee may decide to grant awards that exceed the deduction limit.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice.  The preceding discussion is based on United States tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the United States income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Participants should consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Awards to be Granted

The Board of Directors approved the Equity Incentive Plan and the Committee intends to meet after stockholder approval to determine specific terms and types of awards, including allocation of awards to executive officers, directors and employees.  At the present time, no determination has been made as to the allocation of awards.

Other Information

The number and types of awards to be made pursuant to the Equity Incentive Plan are subject to the discretion of the Committee and have not been determined at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
BEACON FEDERAL BANCORP, INC. 2008 EQUITY INCENTIVE PLAN

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2009 annual meeting of stockholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on December 22, 2008.  In addition, if a stockholder intends to present a proposal at the Company’s 2009 annual meeting of stockholders without the inclusion of the proposal in the Company’s proxy materials, and written notice of the proposal is not received by the Company on or before February 20, 2009, proxies solicited by our Board of Directors for the 2009 annual meeting of stockholders will confer discretionary authority to vote on the proposal if presented at the meeting. Stockholders should submit proposals to the executive offices of the Company, 5000 Brittonfield Parkway, East Syracuse, New York 13057, Attention: Secretary.  The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Management does not know of any matters that will be presented for action at the meeting other than the items referred to in this proxy statement.  If any other matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their judgment.  For each other item that properly comes before the meeting, the vote required will be determined by applicable law, NASDAQ requirements and the Company’s governing documents.

APPENDIX A

BEACON FEDERAL BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of this Beacon Federal Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Beacon Federal Bancorp, Inc., a Maryland corporation (the “Company”), and its Subsidiaries, including Beacon Federal (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan is November 10, 2008, the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2    Administration.  The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4    Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1    General.  Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant.  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)    Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Stock Appreciation Rights.  A stock appreciation right (a “SAR”) means a grant under Section 2.2, which represents the right to receive in shares of Stock an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) the Exercise Price established by the Committee in accordance with Section 2.2.

(c) Restricted Stock.  Restricted Stock means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2    Stock Options and SARs.

(a)    Grant of Stock Options and SARs.  Each Stock Option or SAR shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options or SARs covered by the Award; (ii) specify the date of grant of the Stock Option or SAR; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)    Terms and Conditions.  A Stock Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option or SAR expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or SARs granted or exchanged in replacement of existing awards held by an employee or director of an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3    Restricted Stock.

(a)           Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award;  (ii) specify the date of grant of the Restricted Stock; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Beacon Federal Bancorp, Inc. dated [Date], made pursuant to the terms of the Beacon Federal Bancorp, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Beacon Federal Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)           Terms and Conditions.

(i)           Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Restricted Stock subject to the Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant.  If the Committee determines to delay the distribution of dividends to a Participant until the vesting of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.

(ii)          Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock subject to an Award shall be exercised by the Participant in his or her discretion.

(iii)         Tender Offers and Merger Elections.  Each Participant to whom Restricted Stock is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Stock shall not be tendered.

Section 2.4    Performance-Based Compensation. Any Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a)           Performance Measures.  Such performance measures may be based on any one or more of the following:

(i)	basic earnings per share;

(ii)	basic cash earnings per share;

(iii)	diluted earnings per share;

(iv)	diluted cash earnings per share;

(v)	net income;

(vi)	cash earnings;

(vii)	net interest income;

(viii)	non-interest income;

(ix)	general and administrative expense to average assets ratio;

(x)	cash general and administrative expense to average assets ratio;

(xi)	efficiency ratio;

(xii)	cash efficiency ratio;

(xiii)	return on average assets;

(xiv)	cash return on average assets;

(xv)	return on average stockholders' equity;

(xvi)	cash return on average stockholders' equity;

(xvii)	return on average tangible stockholders' equity;

(xviii)	cash return on average tangible stockholders' equity;

(xix)	core earnings;

(xx)	operating income;

(xxi)	operating efficiency ratio;

(xxii)	net interest rate spread or net interest margin;

(xxiii)	growth in assets, loans, or deposits;

(xxiv)	loan production volume;

(xxv)	non-performing loans;

(xxvi)	cash flow;

(xxvii)      strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxviii)     any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)           Adjustments.  Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5            Vesting of Awards.  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option or SAR) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement or Involuntary Termination of Employment following a Change in Control).  Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.

Section 2.6           Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7           Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.8           Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.  Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee or Director shall vest immediately upon such individual’s death, Disability or Retirement.  Unless otherwise provided in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:

(a)           Upon a Participant’s Termination of Service for any reason other than Disability, death, Retirement or termination for Cause, Stock Options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and SARs may be exercised only for a period of three months following termination.  Any Restricted Stock that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)           In the event of a Termination of Service for Cause, all Stock Options, SARs and Restricted Stock granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c)           Upon Termination of Service for reason of Disability or death, all Stock Options and SARs shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service, and Stock Options and SARs may be exercised for a period of one year following Termination of Service; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d)           Notwithstanding anything herein to the contrary, no Stock Option or SAR shall be exercisable beyond the last day of the original term of such Stock Option or SAR.

(e)           Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options, SARs and Restricted Stock is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1            Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2            Share Limitations.

(a)           Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to One Million Thirty-Five Thousand Five Hundred (1,035,500) shares of Stock.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) and/or SARs, in the aggregate, is Seven Hundred Thirty-Nine Thousand Six Hundred Forty Three (739,643) shares of Stock.  The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards shall be Two Hundred Ninety-Five Thousand Eight Hundred Fifty-Seven (295,857) shares of Stock.  The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

(b)           Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of a Stock Option or SAR (other than a tandem SAR), or Restricted Stock,  the number of shares of Stock available for the granting of additional Stock Options, SARs and Restricted Stock shall be reduced by the number of shares of Stock in respect of which the Stock Option, SAR or Restricted Stock Award is granted or denominated.  To the extent any shares of Stock covered by an Award (including Restricted Stock) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option or SAR is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted  hereunder, or  (iii) SARs are settled in shares of Stock upon exercise, the number of shares of Stock available shall be reduced by the gross number of Stock Options or SARs exercised rather than by the net number of shares of Stock issued.

Section 3.3            Limitations on Grants to Individuals.

(a)           Options and SARs.  The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options or SARs granted to any one Employee Participant under the Plan during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), and then only to the extent that such limitation is required by Code Section 162(m), shall be One Hundred Eighty Four Thousand Nine Hundred and Eleven (184,911), all of which  may be granted during any calendar year.  For purposes of this Section 3.3(a), if a Stock Option is granted in tandem with a SAR, such that the exercise of the Stock Option or SAR with respect to a share of Stock cancels the tandem SAR or Stock Option, respectively, with respect to such share, the tandem Stock Option and SAR with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this Section 3.3.

(b)           Restricted Stock.  The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(c) that are granted to any one Employee Participant under the Plan during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), and then only to the extent that such limitation is required by Code Section 162(m), shall be Seventy Three Thousand Nine Hundred and Sixty-Four (73,964), all of which may be granted during any calendar year.

Section 3.4            Corporate Transactions.

(a)           General.  In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, SARs and Restricted Stock in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, SARs and Restricted Stock, and (iii) the Exercise Price of Stock Options and SARs.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards of Stock Options, SARs and Restricted Stock (including, without limitation, cancellation of Stock Options, SARs and Restricted Stock in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, SARs and  Restricted Stock using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)           Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options or SARs granted under the Plan which remain outstanding shall be converted into Stock Options to purchase or SARs to acquire voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options or SARs under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option or SAR being canceled.

Section 3.5            Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)           Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1            Consequence of a Change in Control.  Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement:

(a)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option or SAR).

(b)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards shall be fully earned and vested immediately.  Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)           In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2            Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b)           the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c)           a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d)           a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or

(e)           a Potential Change in Control occurs, and the Board determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of the Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1           Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act; or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2            Powers of Committee.  Subject to Section 5.1, the Committee’s administration of the Plan shall be subject to the following:

(a)           The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)           The Committee will have the authority to define terms not otherwise defined herein.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

           Section 5.3                 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4            Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5            Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1            General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2            Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1             No Implied Rights.

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)           No Rights as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2            Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) and SARs (other than SARs granted in tandem with ISOs) under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.  Restricted Stock shall not be transferable prior to the time that such Restricted Stock vests in the Participant.

Section 7.3            Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation.  Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4            Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Stock Options, SARs or Restricted Stock otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5            Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6            Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7            Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8            Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise or, in lieu thereof, to retain or to sell without notice a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option or SAR settled in stock, reducing the number of shares of Stock subject to the Stock Option or SAR (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under SFAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9            Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10         Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11         Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been: a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12          No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13          Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the county in which the principal executive offices of the Company are located, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any Award under the Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any legal action the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14         Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15         Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 7.16          Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive offices.  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)           in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer and to the Corporate Secretary.

Section 7.17          Forfeiture Events.

(a)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s Service to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1            In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)           “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)           “Award” means any Stock Option, SAR and Restricted Stock, or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)           “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)           “Board” means the Board of Directors of the Company.

(e)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means: (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)           “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)           “Committee” means the Committee acting under Article 5.

(j)           “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)           “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)            If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” or “Disabled” means that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees; or (iii) is determined to be totally disabled by the Social Security Administration.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)           “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)           “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)           “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(q)           “Exercise Price” means the price established with respect to a Stock Option or SAR pursuant to Section 2.2.

(r)           “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I)    the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II)   if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III)          if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.  For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(s)           A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(t)           “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(u)           “Incumbent Directors” means:

(I)            the individuals who, on the date hereof, constitute the Board; and

(II)           any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(v)           “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(w)           “ISO” has the meaning ascribed to it in Section 2.1(a).

(x)            “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y)           “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z)           “Potential Change in Control” means:

(I)            the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(II)           one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Home Owners’ Loan Act, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

(III)          a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.

(aa)           “Restricted Stock” has the meaning ascribed to it in Section 2.1(c).

(bb)           “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee, or Termination of Service as a Director, on or after the attainment of age 65, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased.  A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.  Moreover, a non-Employee Director who terminates Service as a Director but who continues to serve as a director emeritus or advisory director shall not be deemed to have terminated due to Retirement until both Service as a Director and Service as a director emeritus or advisory director has terminated.

Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(cc)          “SAR” has the meaning ascribed to it in Section 2.1(b).

(dd)         “SEC” means the United States Securities and Exchange Commission.

(ee)          “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff)           “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(gg)         “Stock” means the common stock of the Company, $0.01 par value per share.

(hh)         “Stock Option” has the meaning ascribed to it in Section 2.1(a).

(ii)            “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(jj)            “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I)            The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II)           The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section (ii), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III)          If, as a result of a sale or other transaction, the Subsidiary for whom a Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed.

(IV)          Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraph of this sub-section (jj), the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(V)           With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(kk)           “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(ll)           “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2            In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)           actions permitted under the Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)            in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)           indications of time of day mean New York time;

(f)           “including” means “including, but not limited to;”

(g)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)           all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)            the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)            any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)            all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY

BEACON FEDERAL BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS
November 10, 2008

The undersigned hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Beacon Federal Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the DoubleTree Hotel - Syracuse, 6301 State Route 298, East Syracuse, New York, on Monday, November 10, 2008, at 10:00 a.m., local time.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.	The approval of the Beacon Federal Bancorp, Inc.	☐	☐	☐
2008 Equity Incentive Plan

The Board of Directors recommends a vote “FOR” the listed proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Beacon Federal Bancorp, Inc. at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Beacon Federal Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the special meeting.

The undersigned acknowledges receipt from Beacon Federal Bancorp, Inc. prior to the execution of this proxy of a notice of the special meeting and a proxy statement dated October 9, 2008.

Dated: _____________________, 2008	☐	Check Box if You Plan
to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.